                                   EXHIBIT 23






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS








We hereby consent to the incorporation by reference in the registration statement on Form S-8 (File No. 339-2138) of BSB Bancorp, Inc. relating to the financial statements, of our report dated January 25, 2002 which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Syracuse, N.Y.
March 27, 2002